EX-99.B-77C

                                   IVY FUNDS

SUB-ITEM 77C:  Submission of matters to a vote of securityholders

                          SHAREHOLDER MEETING RESULTS
                                  (unaudited)

On November 26, 2003, a special shareholder meeting was held at the offices of Advantus Capital Management, Inc. Shareholders of record on September 30, 2003 were entitled to vote on the proposals described below.

Proposal: For shareholders of Advantus Bond Fund, Inc., to approve an Agreement and Plan of Reorganization providing for the transfer of all assets of Advantus Bond Fund, Inc. to Ivy Bond Fund, in exchange for shares of Ivy Bond Fund and the assumption by Ivy Bond Fund of all of the liabilities of Advantus Bond Fund, Inc. The shares so received will be distributed to shareholders of Advantus Bond Fund, Inc., which will be terminated or dissolved as soon thereafter as practicable.

       For          Against        Abstain
   1,314,215.454  31,078.647     29,902.642

Proposal: For shareholders of Advantus Cornerstone Fund, Inc., to approve an Agreement and Plan of Reorganization providing for the transfer of all assets of Advantus Cornerstone Fund, Inc. to Ivy Value Fund, in exchange for shares of Ivy Value Fund, and the assumption by Ivy Value Fund of all of the liabilities of Advantus Cornerstone Fund, Inc. The shares so received will be distributed to shareholders of Advantus Cornerstone Fund, Inc., which will be terminated or dissolved as soon thereafter as practicable.

       For          Against        Abstain
   4,669,638.517  17,667.591     24,812.830

Proposal: For shareholders of Advantus Enterprise Fund, Inc., to approve an Agreement and Plan of Reorganization providing for the transfer of all assets of Advantus Enterprise Fund, Inc. to Ivy Small Cap Growth Fund, in exchange for shares of Ivy Small Cap Growth Fund and the assumption by Ivy Small Cap Growth Fund of all of the liabilities of Advantus Enterprise Fund, Inc. The shares so received will be distributed to shareholders of Advantus Enterprise Fund, Inc., which will be terminated or dissolved as soon thereafter as practicable.

       For          Against        Abstain
   3,918,897.688  14,993.288     17,969.073

Proposal: For shareholders of Advantus Horizon Fund, Inc., to approve an Agreement and Plan of Reorganization providing for the transfer of all assets of Advantus Horizon Fund, Inc. to Ivy Large Cap Growth Fund, in exchange for shares of Ivy Large Cap Growth Fund and the assumption by Ivy Large Cap Growth Fund of all of the liabilities of Advantus Horizon Fund, Inc. The shares so received will be distributed to shareholders of Advantus Horizon Fund, Inc., which will be terminated or dissolved as soon thereafter as practicable.

       For          Against        Abstain
   1,168,34.034   54,124.965     45,865.928

Proposal: For shareholders of Advantus Index 500 Fund, Inc., to approve an Agreement and Plan of Reorganization providing for the transfer of all assets of Advantus Index 500 Fund, Inc. to Ivy Core Equity Fund, in exchange for shares of Ivy Core Equity Fund and the assumption by Ivy Core Equity Fund of all of the liabilities of Advantus Index 500 Fund, Inc. The shares so received will be distributed to shareholders of Advantus Index 500 Fund, Inc., which will be terminated or dissolved as soon thereafter as practicable.

       For          Against        Abstain   1,488,159.132  20,417.787
25,218.142

Proposal: For shareholders of Advantus International Balanced Fund, Inc., to approve an Agreement and Plan of Reorganization providing for the transfer of all assets of Advantus International Balanced Fund, Inc. to Ivy International Balanced Fund, in exchange for shares of Ivy International Balanced Fund and the assumption by Ivy International Balanced Fund of all of the liabilities of Advantus International Balanced Fund, Inc. The shares so received will be distributed to shareholders of Advantus International Balanced Fund, Inc., which will be terminated or dissolved as soon thereafter as practicable.

       For          Against        Abstain
   3,668,930.275  17,923.810     28,829.284

Proposal: For shareholders of Advantus Money Market Fund, Inc., to approve an Agreement and Plan of Reorganization providing for the transfer of all assets of Advantus Money Market Fund, Inc. to Ivy Money Market Fund, in exchange for shares of Ivy Money Market Fund and the assumption by Ivy Money Market Fund of all of the liabilities of Advantus Money Market Fund, Inc. The shares so received will be distributed to shareholders of Advantus Money Market Fund, Inc., which will be terminated or dissolved as soon thereafter as practicable.

       For          Against        Abstain
   17,505,882.710 372,045.310    828,526.850

Proposal: For shareholders of Advantus Mortgage Securities Fund, Inc., to approve an Agreement and Plan of Reorganization providing for the transfer of all assets of Advantus Mortgage Securities Fund, Inc. to Ivy Mortgage Securities Fund, in exchange for shares of Ivy Mortgage Securities Fund and the assumption by Ivy Mortgage Securities Fund of all of the liabilities of Advantus Mortgage Securities Fund, Inc. The shares so received will be distributed to shareholders of Advantus Mortgage Securities Fund, Inc., which will be terminated or dissolved as soon thereafter as practicable.

       For          Against        Abstain
   6,818,349.529  229,841.730    185,867.057

Proposal: For shareholders of Advantus Real Estate Securities Fund, Inc., to approve an Agreement and Plan of Reorganization providing for the transfer of all assets of Advantus Real Estate Securities Fund, Inc. to Ivy Real Estate Securities Fund, in exchange for shares of Ivy Real Estate Securities Fund and the assumption by Ivy Real Estate Securities Fund of all of the liabilities of Advantus Real Estate Securities Fund, Inc. The shares so received will be distributed to shareholders of Advantus Real Estate Securities Fund, Inc., which will be terminated or dissolved as soon thereafter as practicable.

       For          Against        Abstain
   4,480,819.339  67,301.682     19,984.197


Proposal: For shareholders of Advantus Spectrum Fund, Inc., to approve an Agreement and Plan of Reorganization providing for the transfer of all assets of Advantus Spectrum Fund, Inc. to Ivy Balanced Fund, in exchange for shares of Ivy Balanced Fund and the assumption by Ivy Balanced Fund of all of the liabilities of Advantus Spectrum Fund, Inc. The shares so received will be distributed to shareholders of Advantus Spectrum Fund, Inc., which will be terminated or dissolved as soon thereafter as practicable.

       For          Against        Abstain
   2,323,368.912  78,215.846     130,849.768


Proposal: For shareholders of Advantus Venture Fund, Inc., to approve an Agreement and Plan of Reorganization providing for the transfer of all assets of Advantus Venture Fund, Inc. to Ivy Small Cap Value Fund, in exchange for shares of Ivy Small Cap Value Fund and the assumption by Ivy Small Cap Value Fund of all of the liabilities of Advantus Venture Fund, Inc. The shares so received will be distributed to shareholders of Advantus Venture Fund, Inc., which will be terminated or dissolved as soon thereafter as practicable.

       For          Against        Abstain
   4,238,780.713  5,969.265      11,963.237